                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

NAME                                                                                     STATE OF INCORPORATION
------------------------------------------------------------------------------------  ----------------------------
Central Products Company............................................................            Delaware
Entoleter, Inc......................................................................            Delaware
Spinnaker Coating, Inc. (f/k/a Brown-Bridge Industries, Inc.).......................            Delaware
Spinnaker Coating-Maine, Inc., a wholly owned subsidiary of Spinnaker Coating,
  Inc...............................................................................            Delaware